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                                                                   EXHIBIT 10.19

                             Demand Promissory Note

$41,000                                                      December 20, 1999

      FOR VALUE RECEIVED, the undersigned, J. Melville Engle (the "Borrower") HEREBY PROMISES TO PAY ON DEMAND to the order of ANIKA THERAPEUTICS, INC. (the "Company") the principal sum of forty-one thousand DOLLARS ($41,000), together with interest (computed on the basis of actual number of days elapsed over a 360-day year) on the unpaid principal balance outstanding from time to time at the rate per annum equal to 5.59% percent (the "Interest Rate") [THE APPLICABLE FEDERAL RATE (AFR) AT THE TIME OF ISSUANCE FOR DEBT INSTRUMENTS WITH A DURATION OF GREATER THAN 3 YEARS AND LESS THAN 9 YEARS] on or prior to the first to occur of (i) the fifth (5th) anniversary of the date of issuance, (ii) the date the Borrower is no longer employed by the Company or (iii) demand by the Company (the first to occur of the foregoing, the "Maturity Date"). After the Maturity Date, Borrower promises to pay interest on the unpaid principal from time to time outstanding at the rate per annum equal to the Interest Rate plus three percent (3%). In no event, however, shall this Note bear interest in excess of the maximum rate of interest permitted by applicable law. The principal sum evidenced hereby shall be paid in full no later than the Maturity Date, upon which date all accrued and unpaid interest and any other amounts then due shall also be paid in full. Prior to the Maturity Date, payments of accrued interest shall be made monthly in arrears on the last day of each calendar month, commencing on the last day of the month in which this Note is issued.

      Principal, interest and all other amounts due under this Note shall be payable, in immediately available funds, at the offices of the Company, 236 W. Cummings Park, Woburn, Massachusetts, or at such other address as the holder of this Note may from time to time designate in writing to the Borrower.

      The Borrower shall have the right, at any time, to prepay all or any part of the outstanding principal amount without premium or penalty.

      The Borrower acknowledges that the Company shall have the right to set-off any amounts from time to time due to the Company hereunder against any amounts from time to time owed to Borrower by the Company, including, without limitation, salary, bonus, severance or otherwise. Without limiting the foregoing, the Borrower further acknowledges that, and authorizes the Company to make monthly payroll deductions from the Borrower to make the required interest payments hereunder.

      The Borrower hereby waives presentment, demand, notice, protest and other demands and notices in connection with the delivery, acceptance or enforcement of this Note.

      No delay or omission on the part of the holder of this Note in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note, and a
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waiver, delay or omission on any one occasion shall not be construed as a bar to or waiver of any such right on any future occasion.

      The Borrower hereby agrees to pay on demand all costs and expenses, including, without limitation, reasonable attorneys' fees and legal expenses, incurred or paid by the holder of this Note in enforcing this Note on default.

      This Note shall be deemed to be under seal, and all rights and obligations hereunder shall be governed by the laws of The Commonwealth of Massachusetts.

                                          BORROWER:

                                          /s/ J. MELVILLE ENGLE
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                                          Signature

                                          Name: J. Melville Engle
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